Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 2-49007 on Form N-1A of our report dated November 21, 2006 relating to the financial statements and financial highlights of BlackRock Balanced Capital Fund, Inc. (the “Fund”), and of our report dated November 21, 2006 relating to the financial statements and financial highlights of the Master Bond Portfolio (the “Portfolio”) of Master Bond Trust, appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the BlackRock Bond Fund of BlackRock Bond Fund, Inc. Master Bond Trust for the year ended September 30, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 24, 2007